Exhibit 99.2

Contact:	FOR RELEASE:
Richard E. Moran Jr.	January 31, 2005
Executive Vice President
and Chief Financial Officer
(310) 481-8483
or
Tyler H. Rose
Senior Vice President
and Treasurer
(310) 481-8484

KILROY REALTY CORPORATION REPORTS

FOURTH QUARTER FINANCIAL RESULTS

LOS ANGELES, January 31, 2005 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its fourth quarter ended December 31, 2004, with net income available for common shareholders of $2.2 million, or $0.08 per share, compared to $4.9 million, or $0.18 per share in the fourth quarter of 2003. Revenues from continuing operations in the fourth quarter totaled $58.0 million, compared to $53.0 million in the prior year’s fourth quarter. Funds from operations (FFO) for the period totaled $17.4 million, or $0.53 per share, compared to $20.2 million, or $0.62 per share, in the year-earlier period.

For its fiscal year ended December 31, 2004, KRC reported net income available for common shareholders of $26.4 million, or $0.93 per share, compared to $49.3 million, or $1.78 per share, in fiscal year 2003. Revenues from continuing operations in 2004 totaled $221.4 million, compared to $222.8 million in 2003. FFO for the year totaled $81.9 million, or $2.52 per share, compared to $108.9 million, or $3.41 per share, a year ago.

The annual results include $0.8 million and $17.9 million of income in the fiscal years 2004 and 2003, respectively, that are part of a $21.3 million settlement reached with Peregrine Systems, Inc. over claims arising from its bankruptcy filing in September 2002. Excluding this income, KRC’s FFO would have been $81.1 and $91.0 million in 2004 and 2003, respectively.

1

The quarterly and annual results for 2004 and 2003 were also impacted by charges related to KRC’s three-year long term compensation plan which will be paid out when the plan terminates at the end of 2005. Included in the 2004 fourth quarter and annual results were charges of $7.8 million and $18.5 million, respectively, related to the plan. Included in the 2003 fourth quarter and annual results were charges of $3.4 million and $5.9 million, respectively, related to the plan.

All per-share amounts in this report are presented on a diluted basis.

“Recovering Southern California real estate markets and a successfully executed leasing program boosted occupancy in our stabilized portfolio by four percentage points in 2004 to 94.6% at year-end,” said John B. Kilroy, Jr., president and chief executive officer of KRC. “Our markets continue to improve and we’re actively seeking new development opportunities in the strongest of these, particularly San Diego,” he said.

KRC added $160 million of new properties to its portfolio in 2004, including $62 million of new development and $98 million of acquisitions. These include a newly developed 208,000 square-foot office property in Del Mar that is 100% leased and a newly acquired two-building, 282,000 square-foot office property along the I-15 Corridor that is 90% leased. The acquired property also includes development rights for a third, 143,000 square-foot office building.

KRC maintains an active committed development and redevelopment program in the Southern California commercial real estate market that currently includes two buildings under construction totaling approximately 103,000 square feet and two buildings in lease-up totaling approximately 310,000 square feet. This committed pipeline represents a total estimated investment of approximately $111 million, of which $77 million has been spent to date.

Earnings guidance for 2005 will be discussed by KRC management during the company’s February 1, 2005, earnings conference call. The call will begin at 11:00 a.m. PDT and last approximately one hour. Those interested in listening via the internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at 800-299-7098, passcode 49888425. A replay of the conference call will be available via telephone through February 11th, at 888-286-8010, passcode 26925192, or via the internet at the company’s website.

2

Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; fluctuations in the company’s share price and the resulting impact on general and administrative costs, future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For more than 50 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of California and Washington. KRC is currently active in office development and redevelopment in Los Angeles and San Diego counties. At December 31, 2004, the company owned 7.7 million square feet of commercial office space and 4.6 million square feet of industrial space. More information is available at www.kilroyrealty.com.

3

KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2004	Three Months Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2003
Revenues from continuing operations	$58,027	$52,988	$221,399	$222,837
Revenues including discontinued operations	$58,027	$54,218	$223,785	$229,719
Net income available to common stockholders (1)	$2,191	$4,938	$26,386	$49,263
Weighted average common shares outstanding - basic	28,368	27,941	28,244	27,527
Weighted average common shares outstanding - diluted	28,581	28,167	28,422	27,738
Net income per share of common stock - basic	$0.08	$0.18	$0.93	$1.79
Net income per share of common stock - diluted	$0.08	$0.18	$0.93	$1.78
Funds From Operations (2) (3)	$17,360	$20,197	$81,886	$108,881
Weighted average common shares/units outstanding - basic (4)	32,358	32,149	32,317	31,745
Weighted average common shares/units outstanding - diluted (4)	32,572	32,374	32,495	31,957
Funds From Operations per common share/unit - basic (4)	$0.54	$0.63	$2.53	$3.43
Funds From Operations per common share/unit - diluted (4)	$0.53	$0.62	$2.52	$3.41
Common shares outstanding at end of period			28,549	28,209
Common partnership units outstanding at end of period			3,989	4,154

Total common shares and units outstanding at end of period			32,538	32,363

			December 31, 2004	December 31, 2003
Stabilized portfolio occupancy rates:
Los Angeles			86.5%	81.0%
Orange County			99.2%	94.9%
San Diego			97.1%	92.3%
Other			92.3%	93.1%

Weighted average total			94.6%	90.3%
Total square feet of stabilized properties owned at end of period:
Office			7,674	7,316
Industrial			4,603	4,879

Total			12,277	12,195

(1)	Net income after minority interests.

(2)	Reconciliation of Net Income to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common shareholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding assuming conversion of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	December 31, 2004	December 31, 2003
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$304,033	$289,730
Buildings and improvements, net	1,445,918	1,305,145
Undeveloped land and construction in progress, net	96,545	131,411

Total real estate held for investment	1,846,496	1,726,286
Accumulated depreciation and amortization	(365,831)	(321,372)

Total real estate assets, net	1,480,665	1,404,914
Cash and cash equivalents	4,853	9,892
Restricted cash	332	8,558
Current receivables, net	4,843	4,919
Deferred rent receivables, net	46,816	36,804
Deferred leasing costs and other related intangibles, net	51,251	36,651
Deferred financing costs, net	5,409	3,657
Prepaid expenses and other assets	5,046	7,240

TOTAL ASSETS	$1,599,215	$1,512,635

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES:
Secured debt	$490,441	$526,048
Unsecured senior notes	144,000
Unsecured line of credit	167,000	235,000
Accounts payable, accrued expenses and other liabilities	72,565	41,147
Accrued distributions	16,923	16,369
Rents received in advance, tenant security deposits and deferred revenue	21,605	20,904

Total liabilities	912,534	839,468

MINORITY INTERESTS:
7.450% Series A Cumulative Redeemable Preferred unitholders	73,638	73,716
9.250% Series D Cumulative Redeemable Preferred unitholders		44,321
Common unitholders of the Operating Partnership	60,351	66,502

Total minority interests	133,989	184,539

STOCKHOLDERS’ EQUITY:
7.800% Series E Cumulative Redeemable Preferred stock	38,425	38,437
7.500% Series F Cumulative Redeemable Preferred stock	83,157
Common stock	286	282
Additional paid-in capital	515,285	508,568
Deferred compensation	(1,412)	(852)
Distributions in excess of earnings	(83,394)	(53,449)
Accumulated net other comprehensive income (loss)	345	(4,358)

Total stockholders’ equity	552,692	488,628

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,599,215	$1,512,635

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2004	Three Months Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2003
REVENUES:
Rental income	$50,854	$47,146	$197,981	$178,842
Tenant reimbursements	6,152	5,153	21,522	19,997
Other property income	1,021	689	1,896	23,998

Total revenues	58,027	52,988	221,399	222,837

EXPENSES:
Property expenses	9,115	8,575	35,018	31,835
Real estate taxes	4,180	4,260	16,811	15,457
Provision for bad debts	796	(83)	912	1,579
Ground leases	406	326	1,401	1,296
General and administrative expenses	11,679	6,864	34,021	20,095
Interest expense	9,749	9,242	37,647	33,385
Depreciation and amortization	15,105	14,521	58,422	55,206

Total expenses	51,030	43,705	184,232	158,853

OTHER INCOME:
Interest and other income	59	66	521	196

Total other income	59	66	521	196

Income from continuing operations before minority interests	7,056	9,349	37,688	64,180
Minority interests:
Distributions on Cumulative Redeemable Preferred units	(2,183)	(3,038)	(9,579)	(13,163)
Original issuance costs of redeemed preferred units	(1,200)	(945)	(1,200)	(945)
Minority interest in earnings of Operating Partnership attributable to continuing operations	(284)	(632)	(2,927)	(6,579)

Total minority interests	(3,667)	(4,615)	(13,706)	(20,687)

Income from continuing operations	3,389	4,734	23,982	43,493
Discontinued operations:
Revenues from discontinued operations		1,230	2,386	6,882
Expenses from discontinued operations		(598)	(989)	(3,472)
Net gain on disposition of discontinued operations			6,148	3,642
Impairment loss on property held for sale			(726)
Minority interest in earnings of Operating Partnership attributable to discontinued operations		(79)	(862)	(933)

Total income from discontinued operations		553	5,957	6,119

Net income	3,389	5,287	29,939	49,612
Preferred dividends	(1,198)	(349)	(3,553)	(349)

Net income available for common shareholders	$2,191	$4,938	$26,386	$49,263

Weighted average shares outstanding - basic	28,368	27,941	28,244	27,527
Weighted average shares outstanding - diluted	28,581	28,167	28,422	27,738
Net Income per common share - basic	$0.08	$0.18	$0.93	$1.79

Net Income per common share - diluted	$0.08	$0.18	$0.93	$1.78

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2004	Three Months Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2003
Net income available for common shareholders	$2,191	$4,938	$26,386	$49,263
Adjustments:
Minority interest in earnings of Operating Partnership	284	711	3,789	7,512
Depreciation and amortization	14,885	14,548	57,859	55,748
Net gain on dispositions of operating properties			(6,148)	(3,642)

Funds From Operations (1) (2)	$17,360	$20,197	$81,886	$108,881

Weighted average common shares/units outstanding - basic	32,358	32,149	32,317	31,745
Weighted average common shares/units outstanding - diluted	32,572	32,374	32,495	31,957
Funds From Operations per common share/unit - basic	$0.54	$0.63	$2.53	$3.43

Funds From Operations per common share/unit - diluted	$0.53	$0.62	$2.52	$3.41

(1)	Management believes that Funds From Operations (“FFO”) is a useful supplemental measure of the Company’s operating performance. The Company computes FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles (“GAAP”), excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Other real estate investment trusts (“REITs”) may use different methodologies for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other REITs.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective on operating performance not immediately apparent from net income. In addition, management believes that FFO provides useful information to the investment community about the Company’s operating performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs that could materially impact the Company’s results of operations.

(2)	Reported amounts are attributable to common shareholders and common unitholders.